SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Defintive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12



                               IES INDUSTRIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- --------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5)      Total fee paid:
- --------------------------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee



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         was paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $500,063
- --------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY, JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ON FORM S-4 FILE NO. 333-07931, and SUPPLEMENT TO JOINT PROXY STATEMENT and PROSPECTUS SUPPLEMENT, ON FORM S-4 amended by FORM S-4/A FILE NO. 333-10401
- --------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- --------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996,  JULY 11,  1996,  AUGUST 19, 1996 and AUGUST
         22, 1996
- --------------------------------------------------------------------------------





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                               THREE QUESTIONS FOR
                                IES SHAREHOLDERS

Can MidAmerican Get Anti-Trust Clearance?
         MidAmerican has put forth nothing more than a proposal which, we believe, may never be completed. Consider that a MidAmerican-IES combination would control 85% of the Iowa retail energy market. Regulators who must consider the anti-competitive effects of the deals they review have raised major issues with other utility mergers.

         MidAmerican's proposal has not been submitted for antitrust review by the Department of Justice and the Federal Trade Commission. In contrast, the three-way IEC merger has already passed antitrust review at the Department of Justice. And IES filed with the FERC on March 1, almost six months ago.

         We believe any MidAmerican merger -- if it ever occurred -- could take at least 24 months to complete.

Who Can Deliver Value?
         Look at what MidAmerican and WPL Holdings have done in the past. Based on past performance, which stock would you like to own? Remember, after MidAmerican's 1990 merger, dividends not only failed to go up, they had to be cut by 26%. And, MidAmerican's dividend today is less than it was five years ago.


Bar Chart                              Bar Chart                       Bar Chart


Who Can Sustain Value?
         To complete in the coming era of deregulation, it is critical to be a low-cost supplier. MidAmerican has substantially higher costs than IES, WPLH or IPC. And their debt will be almost 60% of capital, making it much more costly for them to invest in necessary infrastructure and new business development.

Bar Chart                              Bar Chart                       Bar Chart

We think the answers are clear. The best opportunity for IES Shareholders is the three-way merger.

REMEMBER: Vote "YES" for the three-way merger. A "No" vote for the three-way merger means no deal at all. A "No" vote is not a vote for a MidAmerican merger. MidAmerican itself has said: "EVEN IF THE PROPOSED WISCONSIN (three-way merger) TRANSACTION IS NOT APPROVED, A MERGER AGREEMENT BETWEEN MIDAMERICAN AND IES MAY NOT BE ENTERED INTO. IF SUCH A MERGER AGREEMENT IS ENTERED INTO,


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THE  TERMS OF SUCH  AGREEMENT  MAY  VARY  SUBSTANTIALLY  FROM  THE  TERMS OF THE
MIDAMERICAN PROPOSED TRANSACTION DESCRIBED HEREIN."



                   IMPORTANT INFORMATION FOR IES SHAREHOLDERS

Some shareholders have expressed confusion about how to vote for the IES three-way merger. To support the IES merger, you should vote on the WHITE proxy card. DISCARD ANY BLUE CARDS YOU HAVE RECEIVED. If you have already voted a blue card by mistake, you can still support the IES merger by signing, dating and returning the WHITE proxy card.

If you have any questions about the proxy or the merger, please call IES SHAREHOLDER SERVICES TOLL-FREE: 1-800-247-9785 or GEORGESON & COMPANY INC. TOLL-FREE: 1-800-223-2064.

IES has filed with the Securities and Exchange Commission a proxy statement/prospects and other materials relating to the solicitation of proxies in favor of the proposed IES/WP&L/Interstate merger. That proxy statement and prospectus and other material are incorporated herein by reference.



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